UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013 (March 15, 2013)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 15, 2013, Chesapeake Energy Corporation (the “Company”) announced that it has delivered notice to the Depositary to redeem the Company’s 6.775% Senior Notes due 2019 (the “Notes”) at par and that it is continuing to pursue its lawsuit requesting the United States District Court for the Southern District of New York to confirm that the notice to redeem the Notes the Company issued today will be timely and effective to redeem the Notes at par, with payment to be made within 60 days after such notice, pursuant to the Special Early Redemption provision of the Notes. Copies of the press release and notice are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Also on March 15, 2013, the Company announced that, although the Court denied the Company’s request for a preliminary injunction concerning The Bank of New York Mellon Trust Company’s obligation to accept the Company’s notice of Special Early Redemption at par, the Company obtained what the Company views as comparable relief, in the form of preliminary statements from the Court that the Company believes show that if the notice is ultimately found to be untimely to effect the redemption at par, the notice will not be deemed to have effected a redemption at the “make-whole” price but, in that case, will be deemed ineffective for any redemption. A copy of the transcript of the Court’s decision is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date: March 15, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated March 15, 2013

99.2	Notice of Special Early Redemption at Par

99.3	Transcript of Court Hearing on March 14, 2013 before Judge Engelmayer received from Court Reporter

4